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                                 EXHIBIT (p)(1)
                      FORM OF AMSOUTH FUNDS CODE OF ETHICS
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                                     FORM OF

                              AMSOUTH MUTUAL FUNDS

                                 CODE OF ETHICS

A.    Legal Requirements.

            Rule 17j-1(a) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee (as well as other persons) of the AmSouth Mutual Funds (the "Trust"), in connection with purchase or sale by such person of a security "held or to be acquired" by any investment portfolio of the Trust (a "Fund"):

            (1) To employ any device, scheme or artifice to defraud the Trust or a Fund;

            (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

            (4) To engage in any manipulative practice with respect to the Trust or a Fund.

            A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by the Trust or a Fund, or (ii) is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund. A purchase or sale includes the writing of an option to purchase or sell.

B.    Trust Policies.

      1. It is the policy of the Trust that no "access person"* of the Trust or of a Fund shall engage in any act,

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      * An "access person" is (i) each trustee or officer of the Trust, (ii)
each employee (if any) of the Trust who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any person in a control



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practice or course or conduct that would violate the provisions of Rule 17j-1(a)
set forth above.

      2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust or of a Fund:

            (a) It is the duty of all access persons of the Trust or of a Fund to place the interest of Trust shareholders first;

            (b) All access persons of the Trust or of a Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

            (c) No access person of the Trust or of a Fund shall take inappropriate advantage of his or her position with the Trust or with a Fund.

C. Procedures.

            1. In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust's policies are being observed by its access persons:

            (a) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall submit reports in the form attached hereto as Exhibit A ("Securities Transaction Reports") to the Trust's Secretary showing all transactions in "reportable securities" in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.** Such

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relationship to the Trust or the Fund.

      ** "Beneficial ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits


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      reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

            (b) Each trustee who is not an "interested person" of the Trust shall submit the same quarterly report as required under paragraph (a), but only for a transaction in a reportable security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or the Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction.

            For purposes of subparagraphs (a) and (b) above, a "reportable security" does not include securities issued or guaranteed by the United States Government, its agencies or instrumentalities, bankers acceptances, bank certificates of deposit and commercial paper, and shares of registered open-end investment companies.

            2. The Secretary shall notify each access person of the Trust or of a Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

            3. The Secretary shall report to the Board of Trustees:

            (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Secretary, the Trust, a Fund, or the respective investment adviser for the Trust or a Fund, was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000;


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substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.


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            (b) with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a) that he believes nonetheless may evidence a violation of this Code; and

            (c) any apparent violation of the reporting requirement.

            4. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B above have been violated, and what sanctions, if any, should be imposed.

            5. The Board shall review the operation of this Code of Ethics at least once a year. To that end, the appropriate officer(s) of the Trust shall prepare an annual report to the Board that:

            (1) summarizes existing procedures of the Trust and its investment advisers concerning personal investing and any changes in the procedures made during the past year;

            (2) identifies any violations requiring significant remedial action during the past year; and

            (3) identifies any recommended changes in existing restrictions or procedures of the Trust or its investment advisers based upon the experience of the Trust or its investment advisers, evolving industry practices, or developments in applicable laws or regulations.

            6. This Code, a copy of each Securities Transaction Report by an access person, any written report hereunder by the Secretary, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.

Adopted: December 6, 1994


                                    The Board of Trustees

                                    AmSouth Mutual Funds


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                                                                       Exhibit A


                              AMSOUTH MUTUAL FUNDS

                          Securities Transaction Report

                     For the Calendar Quarter Ended: , 199__


To Ropes & Gray, legal counsel to the AmSouth Mutual Funds:

      During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:

                                                                       Broker/
                                                                       Dealer
                            No. of Shares and         Nature of        or Bank
                            Principal Dollar          Transaction      Through
            Date of         Amount of                 (Purchase,       Whom
Security  Transaction       Transaction (Price)       Sale, Other)     Effected









      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:_________________     Signature:________________________